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                                                                    EXHIBIT 10.1

                       AMENDMENT TO EMPLOYMENT AGREEMENT


         This Amendment to Employment Agreement (this "Amendment"), effective as of March 9, 1999, is between Liberty Media Corporation, a Delaware corporation (the "Company"), and John C. Malone ("Executive").

                                    RECITALS

         Executive and Tele-Communications, Inc. ("TCI") are parties to a Restated and Amended Employment Agreement (the "Employment Agreement") dated as of November 1, 1992, setting forth various terms applicable to Executive's employment by TCI. A copy of the Employment Agreement is attached as Appendix A to this Amendment. In connection with the acquisition of TCI by AT&T Corp. on March 9, 1999, the Company assumed the obligations of TCI under the Employment Agreement.

         The Company and Executive desire to amend the Employment Agreement in various respects.

                                   AGREEMENT

         In consideration of the mutual covenants set forth in this Amendment and the Employment Agreement, the parties, intending to be legally bound, agree as follows:

         1. Definitions. As used in this Amendment, all terms with initial capital letters that are not defined in this Amendment will have the meaning ascribed to them in the Employment Agreement.

         2. Services to be Rendered by Executive. The first sentence of Section 2 of the Employment Agreement is amended in its entirety to read as follows:

         "Executive agrees to serve the Company as the Chairman of the Company's Board of Directors."

         3. Time to be Devoted by Executive. Section 3 of the Employment Agreement is amended in its entirety to read as follows:

         "Executive will use his best efforts to promote the interests of the Company and will devote such of his business time, attention, efforts and abilities as reasonably may be required to perform the duties contemplated hereby."

         4. Compensation Payable to Executive. The first sentence of Section 4(a) of the Employment Agreement is amended in its entirety to read as follows:

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         "Effective as of March 1, 1999, and thereafter during the Employment
         Term, the Company will pay to Executive a salary at the rate of $2,600 per annum."

         5. Executive Benefit Plans; Use of Company Aircraft.

            (a) The first sentence of Section 7(b) of the Employment Agreement is amended by changing the reference in that sentence to "35,000 per year" to "$200,000 per year."

            (b) The following will be added as subsection (c) to Section 7 of the Employment Agreement:

         "(c) The Company will pay, or will reimburse Executive for, all fees and other costs for professional services reasonably incurred by Executive in obtaining estate or tax planning advice or services, up to a maximum amount of $50,000 per year."

         6. Notices. The address for notices to Executive set forth in Section 14 of the Employment Agreement is amended to read as follows:

          Mr. John C. Malone
          12750 Pine Drive
          Parker, CO 80134

         This Agreement has been signed on June 30, 1999, but will be effective as of the date first written above.

                               LIBERTY MEDIA CORPORATION



                               By: /s/ ROBERT R. BENNETT
                                   -------------------------------------
                                   Robert R. Bennett, President


                               /s/ JOHN C. MALONE
                               -------------------------------------
                               John C. Malone


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